UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2010, Hampton Roads Bankshares, Inc. (the “Company”), received a letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) (the “Bid Price Rule”)  The Notification Letter states that the minimum bid price of the Company’s common stock has traded below $1.00 per share for 30 consecutive business days and that the Company is therefore not in compliance with the Bid Price Rule.

The Notification Letter has no effect at this time on the listing of the Company’s common stock on the NASDAQ Global Select Market and the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “HMPR.”

The Notification Letter states that the Company will be afforded 180 calendar days, or until May 16, 2011, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days. If the Company does not regain compliance by May 16, 2011, NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Global Select Market.  The Company may, however, be eligible for an additional grace period if it satisfies the initial listing standards (with the exception of the Bid Price Rule) for listing on the NASDAQ Capital Market, and submits a timely notification to NASDAQ to transfer the listing of its common stock to the NASDAQ Capital Market.  The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.

The Company intends to actively monitor the bid price of its common stock and will consider available options to resolve the deficiency and regain compliance with the NASDAQ requirements. Such actions could include implementation of the reverse split of the Company’s common stock that was authorized by the Company’s stockholders at the Company’s 2010 annual meeting on September 28, 2010 (the “Reverse Stock Split”).  If necessary, the Company will implement the Reverse Stock Split, which must be completed no later than May 2, 2011 in order to regain compliance with the Bid Price Rule.  In the event the Board of Directors implements the Reverse Stock Split, the Company will make a public announcement to stockholders prior to the record date.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on November 19, 2010 that disclosed its receipt of the Notification Letter from NASDAQ. A copy of our press release announcing receipt of the Notification Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Ex. 99.1                      Press Release, dated November 19, 2010.

Caution about Forward-Looking Statements

Certain information contained herein and in the attached discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s ability to regain compliance with the Bid Price Rule, obtain an additional grace period from NASDAQ, successfully appeal any NASDAQ delisting determination, and the timing and potential implementation of the Reverse Stock Split.  There can be no assurance that the Company will receive an additional grace period from NASDAQ, be able to implement the Reverse Stock Split, regain compliance with the Bid Price Rule or successfully appeal any delisting determination.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, June 30, 2010, and September 30, 2010, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: November 19, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1	Press Release, dated November 19, 2010.